__________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 29, 2014 (September 26, 2014)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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95277916.4

Item 1.01    Entry into a Material Definitive Agreement
Amended and Restated Transportation Services Agreement (Malaga)
On September 26, 2014, HollyFrontier Refining & Marketing LLC (“HFRM”), a wholly owned subsidiary of HollyFrontier Corporation (“HollyFrontier”), and Holly Energy Partners-Operating, L.P. (“HEP Operating”), a wholly owned subsidiary of Holly Energy Partners, L.P. (the “Partnership”), entered in to an Amended and Restated Transportation Services Agreement (Malaga) (the “Amended TSA”). HollyFrontier controls the general partner of the Partnership.
The Amended TSA provides that, in exchange for HEP Operating undertaking construction projects designed to expand the Partnership’s existing crude gathering pipeline system in the Permian Basin, including construction of new pipelines, reversal of certain existing pipelines, construction of lease gathering pipelines, and connections to crude oil common carrier pipelines (the “Crude System Expansion Projects”) and making available to HFRM at least 40,000 barrels per day capacity on the expanded crude gathering pipeline system (the “Expanded System”), effective September 1, 2014 (the “Commencement Date”), HFRM will pay HEP Operating a pipeline tariff of $0.51 for each barrel (“Base Tariff”) of crude oil shipped on the system up to 40,000 barrels per day and $0.30 for each barrel (“Incentive Tariff”) in excess of such amount, with a guaranteed minimum throughput of 40,000 barrels per day. The tariffs are subject to various adjustments, including upward adjustments equal to changes in the FERC Oil Pipeline Index.
In addition, during the first five years of the term of the Amended TSA, following the Commencement Date, HFRM will pay HEP Operating a surcharge tariff for each contract quarter equal to (actual construction costs to construct the construction projects listed on Exhibit B and lease connections listed on Exhibit C minus $38,500,000) divided by (minimum pipeline throughput multiplied by 365 multiplied by 5); provided, that the numerator of the formula shall not exceed $13,500,000. At the end of each contract quarter during the first five years of the term of the Amended TSA, HFRM will pay HEP Operating an amount determined by multiplying the minimum pipeline throughput by the surcharge tariff. The surcharge tariff is in addition to the Base Tariff and Incentive Tariff described above.
As previously disclosed, the Amended TSA’s term ends 10 years following the Commencement Date. During the first 20 full quarters following the Commencement Date (the “Initial Period”), HFRM shall be entitled to the full capacity of the Expanded System. After the Initial Period, HFRM will have an annual option, during the term of the Amended TSA, to expand the minimum capacity available to it on the Expanded System. Upon HFRM’s exercise of its option, there will be an automatic proportional increase of HFRM’s minimum volume commitment and minimum revenue commitment. Additionally, after the Initial Period, HEP Operating will be entitled to contract with third parties to ship crude oil on the Expanded System, though HEP Operating may not charge such third parties tariffs that are equal to or less than those being charged to HFRM, unless such third party agrees to minimum volume and revenue commitments that are equal to or in excess of HFRM’s commitments.
HollyFrontier will guarantee the obligations of HFRM under the Amended TSA, and the Partnership will guarantee the obligations of HEP Operating.
The description of the Amended TSA herein is qualified by reference to the copy of the Amended TSA, filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.
Tenth Amended and Restated Omnibus Agreement
On September 26, 2014, in connection with the execution of the Amended TSA, HollyFrontier and the Partnership and certain of their respective subsidiaries entered into a Tenth Amended and Restated Omnibus Agreement (the “Tenth Amended Omnibus Agreement”). The Tenth Amended Omnibus Agreement amends and restates the Ninth Amended and Restated Omnibus Agreement, dated as of January 7, 2014, which was previously filed as an exhibit to the Partnership’s Current Report on Form 8-K dated January 13, 2014, to, among other things, subject assets included in the Expanded System to HollyFrontier’s right of first refusal to purchase the Partnership’s assets that serve HollyFrontier’s refineries.
The description of the Tenth Amended Omnibus Agreement herein is qualified by reference to the copy of the Tenth Amended Omnibus Agreement, filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1	Amended and Restated Transportation Services Agreement dated September 26, 2014 by and between HollyFrontier Refining & Marketing LLC and Holly Energy Partners-Operating, L.P.
10.2	Tenth Amended and Restated Omnibus Agreement dated September 26, 2014 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By:	/s/ Douglas S. Aron
Name:	Douglas S. Aron
Title:	Executive Vice President and Chief Financial Officer

Date:    September 29, 2014

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Transportation Services Agreement dated September 26, 2014 by and between HollyFrontier Refining & Marketing LLC and Holly Energy Partners-Operating, L.P.
10.2	Tenth Amended and Restated Omnibus Agreement dated September 26, 2014 by and among HollyFrontier Corporation, Holly Energy Partners, L.P. and certain of their respective subsidiaries